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                                                                     EXHIBIT 5.1

                         SMITH, GAMBRELL & RUSSELL, LLP
                                ATTORNEYS AT LAW
                            SUITE 3100, PROMENADE II
                           1230 PEACHTREE STREET, N.E.
   TELEPHONE              ATLANTA, GEORGIA 30309-3592
(404) 815-3500                      --------                         WEBSITE
   FACSIMILE                                                      www.sgratl.com
(404) 815-3509                  Established 1893



                               September 22, 1998



Board of Directors
Florida Banks, Inc.
Suite 212, 4110 Southpoint Boulevard
Jacksonville, Florida  32216


         RE:      Florida Banks, Inc.
                  Registration Statement on Form S-8
                  900,000 Shares of Common Stock
                  1998 Stock Option Plan
                  ----------------------------------

Gentlemen:

         We have acted as counsel for Florida Banks, Inc. (the "Company") in connection with the registration of 900,000 shares of its $.01 par value Common Stock (the "Shares") reserved to the Company's 1998 Stock Option Plan, as amended (the "Plan") pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), covering the Shares.

         In connection therewith, we have examined the following:

         (1) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Florida;

         (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

         (4) Certificate of Good Standing with respect to the Company, issued by the Secretary of State of the State of Florida; and

         (5) The Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Act (the "Registration Statement").


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Board of Directors
Florida Banks, Inc.
September 14, 1998
Page 2



         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         (A) The Company has been duly incorporated under the laws of the State of Florida and is validly existing under the laws of that state.

         (B) The 900,000 Shares covered by the Registration Statement have been legally authorized by the Company and when sold in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Sincerely,

                                        SMITH, GAMBRELL & RUSSELL, LLP

                                        /s/ Terry F. Schwartz
                                        ------------------------------
                                        Terry Ferraro Schwartz